UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2016	(January 14, 2016)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, PA	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of the shareholders of Metro Bancorp, Inc. (“Metro”) held on January 14, 2016, the shareholders considered and acted upon the following proposals:

1. The shareholders approved the adoption of the Agreement and Plan of Merger, dated as of August 4, 2015, between F.N.B. Corporation and Metro Bancorp, Inc. and the merger of Metro with and into F.N.B. The voting results were as follows:

For	Against	Abstain
11,113,727	86,229	120,673

2.  The shareholders cast an advisory (non-binding) vote in favor of certain compensation arrangements in connection with the proposed merger for Metro’s named executive officers. The voting results were as follows:

For	Against	Abstain
7,713,558	3,449,963	157,108

3.  The shareholders approved one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the agreement and plan of merger. The voting results were as follows:

For	Against	Abstain
10,684,819	505,049	130,761

There were no broker non-votes on any of the proposals. A total of 11,320,629 shares, 79.25% of the outstanding shares, were cast at the meeting, constituting a quorum.

Item 8.01 Other Events.
A copy of the press release announcing approval of the merger by Metro and approval of issuance of FNB common stock pursuant to the merger agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
(Registrant)

Date: January 15, 2016

By:	/s/ Mark A. Zody
Name:	Mark A. Zody
Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.           Description

99.1	Press Release, dated January 14, 2016.